Exhibit 5.1

Eckert Seamans Cherin & Mellott, LLC Two Liberty Place 50 South 16th Street, 22nd Floor Philadelphia, PA 19102	TEL 215 851 8400 FAX 215 851 8383 www.eckertseamans.com

October 5, 2018

Malvern Bancorp, Inc.

42 E. Lancaster Avenue

Paoli, PA 19301

Re:       Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel for Malvern Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-219999) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on August 25, 2017, the prospectus, dated August 25, 2017 (the “Prospectus”) and the prospectus supplement described below, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act on October 5, 2018 (the “Prospectus Supplement”).

The Prospectus Supplement pertains to an underwritten public offering pursuant to the Underwriting Agreement dated the date hereof between the Company and the underwriter named therein (the “Underwriting Agreement”) and relates to the issuance and sale by the Company of an aggregate of 1,369,048 shares of common stock, $0.01 par value per share, of the Company (including up to 178,571 shares which may be issued and sold pursuant to the Underwriter’s option to purchase additional shares) (collectively, the “Shares”).

We understand that the Shares are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus and the Prospectus Supplement. We also have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials and such other documents and such questions of law as we have deemed relevant, necessary or appropriate as the basis of the opinions expressed herein

We have assumed: (a) the genuineness and authenticity of all documents and signatures submitted to us as originals and (b) the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon certificates of officers, directors and representatives of the Company, and have not sought independently to verify such matters.

Malvern Bancorp, Inc.

October 5, 2018

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the issuance and sale of the Shares has been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and to the Pennsylvania Business Corporation Law. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and any amendment thereto, and to all references to our firm included in or made part of the Registration Statement, the Prospectus and the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Eckert Seamans
Cherin & Mellott, LLC

ECKERT SEAMANS
CHERIN & MELLOTT, LLC

MDE/JJK